SkyWater Technology to Strategically Invest $56 Million in Capacity Expansion and Gallium Nitride Technology
Company Announces Selected Preliminary 2021 Second Quarter Financial Results; Net Sales Growth of 33%-35% Year-Over-Year

BLOOMINGTON, Minn. – July 26, 2021 – SkyWater Technology (NASDAQ: SKYT) announced that its Board of Directors has approved $56 million in strategic capital investments to expand the capacity and capabilities of its Minnesota facility and to accelerate the company’s entry into the 200 mm GaN market.

“These strategic investments evidence our commitment to our customers to co-create emerging technologies and help ensure we are in position to deliver long-term value to our shareholders,” said Thomas Sonderman, president and CEO of SkyWater. “We believe our investment in GaN technologies – which expand possibilities for next generation microelectronics – enhances SkyWater’s position for leadership in the aerospace and defense, industrial and automotive markets. As recently noted in the White House 100 Day Supply Chain Review, there is a significant need for a U.S.-based foundry to offer technology services for GaN. We firmly believe SkyWater is that foundry.”

In connection with its upcoming earnings webcast on August 4, 2021, the company also today announced selected preliminary financial results for the second quarter ended July 4, 2021.

For the second quarter ended July 4, 2021, the company expects to report net sales of $41.0 to $41.5 million, a net loss attributable to shareholders of $8.0 to $7.0 million, and Adjusted EBITDA of $(1.5) to $(0.5) million. Preliminary net sales, excluding tool sales, grew between 18% to 20% compared to first quarter 2021. Total preliminary net sales increased between 33% to 35% compared to second quarter 2020.

“SkyWater accomplished much in the second quarter, including our initial public offering. This achievement is a great testament to our team members, customers and partners. In the midst of this, we were able to deliver significant sales growth,” said Steve Manko, SkyWater CFO.

During the second quarter SkyWater’s other accomplishments included:
•Successfully transitioning multiple customers from Advanced Technology Services to Wafer Services as part of its industry leading Technology as a Service℠ business model, reinforcing the company’s ability to achieve long-term financial goals.
•Launched the first multi-project wafer shuttle for its 90 nm rad-hard program and announced a strategic partnership with CAES to support the development of the design ecosystem necessary to enable market access to SkyWater’s leading-edge RH90 technology platform.
•Continued to win new ATS business in the biomedical market.
•Ramped Minnesota fab to support the IoT and automotive segments of the business.

•Continued start-up of the company’s new Florida advanced packaging fab.
•Finalized customer qualifications to scale power MOSFET technologies in the second half of the year.

Investments in Advanced Packaging and RH90 are anticipated to be significant long-term growth drivers for the company, but are a near-term headwind to profitability.

“I am very pleased with our ATS pipeline growth as the industry’s awareness of SkyWater’s TaaS℠ offering continues to build,” said Sonderman. “There is strong demand in the semiconductor market for a US investor-owned pure play foundry with unique manufacturing capabilities. We believe our strengthening fundamentals and TaaS℠ business model provide a solid foundation for long-term performance in our targeted end markets.”

Selected preliminary financial results:

	Second Quarter Ended July 4, 2021
Amounts in USD millions	Low	High
Net Sales	$41.0	$41.5
Net loss attributable to SkyWater Technology	$(8.0)	$(7.0)
Adjusted EBITDA	$(1.5)	$(0.5)

A reconciliation between historical GAAP and non-GAAP information is contained in the tables below in the section titled “Non-GAAP Financial Measures”.

The preliminary financial results set forth above are based solely on currently available information which is subject to change. The company’s actual results for the second quarter ended July 4, 2021 may vary from these preliminary financial results and will not be finalized until after the date of this press release.

SkyWater has not provided quarterly or full year outlook for net sales or earnings because these estimates are difficult to predict on a forward-looking basis due to certain factors that are materially significant to SkyWater’s ability to accurately forecast certain items that are out of its control and/or cannot be reasonably projected.

The company intends to report actual second quarter fiscal 2021 financial results following the close of the market on Tuesday, August 3, 2021. The following morning, management will host a webcast to discuss its business and financial results.

SkyWater Technology Second Quarter Fiscal 2021 Earnings Webcast
When: Wednesday, August 4, 2021
Time: 9:00 a.m. CT (10:00 a.m. ET)
Live Webcast: https://ir.skywatertechnology.com

An archived webcast will be available on SkyWater Technology’s Investor Relations page, https://ir.skywatertechnology.com.

About SkyWater Technology
SkyWater is a U.S.-owned and U.S.-based pure play semiconductor foundry and is a DOD-accredited Trusted supplier, specializing in custom technology development services, volume manufacturing and advanced packaging capabilities. Through its Technology Foundry model, SkyWater’s world-class operations in Bloomington, Minnesota and Kissimmee, Florida provide unique processing capabilities to enable quality production and advanced packaging for mixed-signal CMOS, power, rad-hard and ROIC solutions. SkyWater’s Advanced Technology Services empower development of superconducting and 3D ICs, along with carbon nanotube, photonic and MEMS devices. The company serves customers in growing markets such as aerospace & defense, automotive, biomedical, cloud & computing, consumer, industrial and IoT. Please visit www.skywatertechnology.com/ for more information.

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will”, “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.

Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our sole semiconductor foundry at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our ability to diversify our customer base and develop relationships in new markets; our expectations regarding dependence on our largest customer; the performance and reliability of our third-party suppliers and manufacturers; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; the impact of the COVID-19 pandemic on our business, results of operations and financial condition; the impact of the COVID-19 pandemic on the global economy; our ability to maintain compliance with certain U.S. Government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; and other factors discussed in the “Risk Factors” section of the prospectus the Company filed with the SEC on April 22, 2021 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

SKYT-IR

SkyWater Investor Contact: Heather Davis | investor@skywatertechnology.com
SkyWater Media Contact: Lauri Julian | media@skywatertechnology.com

Non-GAAP Financial Measures
The following table presents a reconciliation of net loss to adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with U.S. GAAP.

Adjusted EBITDA
Adjusted EBITDA is not a financial measure determined in accordance with U.S. GAAP. We define adjusted EBITDA as net income or loss before interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including fair value changes in contingent consideration, fair value changes in warrants and management fees.

We believe adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income determined in accordance with U.S. GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.

	July 4, 2021	July 4, 2021
	Low	High
	In USD Millions
Net loss attributable to SkyWater Technology, Inc.	$(8.0)	$(7.0)
Interest expense	0.9	1.0
Income tax benefit	(3.6)	(4.3)
Depreciation and amortization	6.9	6.9
EBITDA	(3.8)	(3.4)
Paycheck Protection Program loan forgiveness	(6.5)	(6.5)
Corporate conversion and initial public offering related costs (1)	1.4	1.5
SkyWater Florida start-up costs (2)	0.4	0.5
Management transition expense (3)	0.4	0.4
Fair value changes in contingent consideration (4)	(1.0)	(0.9)
Equity-based compensation (5)	6.7	6.8
Management fees (6)	0.1	0.1
Net income attributable to non-controlling interests (7)	0.8	1.0
Adjusted EBITDA	$(1.5)	$(0.5)

1.Represents expenses directly associated with the corporate conversion and initial public offering, such as professional, consulting, legal and accounting services. This also includes bonus awards granted to employees upon the completion of the IPO. These expenses are not indicative of our ongoing costs and were discontinued following the completion of our initial public offering.

2.Represents start-up costs associated with our 200 mm advanced packaging facility in Kissimmee, Florida, which includes legal fees, recruiting expenses, retention awards and facility start-up expenses. These expenses are not indicative of our ongoing costs and will be discontinued following the start-up of SkyWater Florida.
3.Represents expenses for the departure of our former Chief Administrative Officer, which includes severance benefits and legal fees.
4.Represents non-cash valuation adjustment of contingent consideration to fair market value during the period.
5.Represents non-cash equity-based compensation expense..
6.Represents a related party transaction with Oxbow, our principal financial investor. As these fees are not part of the core business, will not continue after our IPO and are excluded from management’s assessment of the business, we believe it is useful to investors to view our results excluding these fees.
7.Represents net income attributable to our VIE, which was formed for the purpose of purchasing our land, building with the proceeds of a bank loan. Since depreciation and interest expense are excluded from net loss in our adjusted EBITDA financial measure, we also exclude the net income attributable to the VIE.